EXHIBIT 21



                                  SUBSIDIARIES
                                  ------------


                                                       Percentage     State of
         Parent                   Subsidiary           Ownership    Organization
         ------                   ----------           ---------    ------------

Paramark Enterprises, Inc.    Starbake Brands, Inc.       100%        Delaware
                              (Formerly Interbake
                              Brands, Inc.)